Exhibit 4.10

Execution Version

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE, dated as of April 26, 2016 (this “Supplemental Indenture”), by and among ABBEY NATIONAL TREASURY SERVICES PLC, a public limited company incorporated in England and Wales (the “Issuer”), SANTANDER UK PLC, a public limited company incorporated in England and Wales (the “Guarantor”), and The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the “Trustee”), having its Corporate Trust Office at One Canada Square, London, E14 5AL.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantor and the Trustee have executed and delivered an Indenture dated as of April 27, 2011 (the “Base Indenture”), as amended and supplemented by a second supplemental indenture entered into on September 10, 2014 (the “Second Supplemental Indenture” and, together with the Base Indenture and this Supplemental Indenture, the “Indenture”);

WHEREAS, Section 9.01(d) of the Base Indenture provides that, without the consent of any Holders, the Issuer, the Guarantor and the Trustee may enter into a supplemental indenture to add to, change or eliminate any of the provisions of the Base Indenture; provided that any such change or elimination shall become effective only when there is no Senior Debt Security Outstanding of any series created prior to the execution of such supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision, and adversely affected by such addition, change or elimination;

WHEREAS, Section 12.07(a) of the Base Indenture provides that, without the consent of the Holders, the Issuer, the Guarantor and the Trustee may enter into a supplemental indenture to evidence that the Guarantor has assumed all of the rights and obligations of the Issuer under the Base Indenture and under the Senior Debt Securities, provided that, after giving effect to such assumption, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred or be continuing;

WHEREAS, the Issuer and Guarantor desire to amend and supplement the Base Indenture pursuant to Section 12.07(a) thereof to evidence the assumption by the Guarantor of all of the rights and obligations of the Issuer under the Base Indenture and under the Senior Debt Securities with effect from and including June 1, 2016 (the “Effective Date “) and to release the Issuer as of the Effective Date from its liabilities under the Base Indenture and under the Senior Debt Securities as obligor on the Senior Debt Securities;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and the equal and ratable benefit of the Holders of the Notes.

Article 1
DEFINITIONS

Section 1.01.       Definition of Terms. For all purposes of this Supplemental Indenture:

(a)                capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(b)               all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)                the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(d)               the section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture; and

(e)                the words “hereby,” “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

Article 2

ASSUMPTION OF OBLIGATIONS AND RELEASE OF ISSUER

Section 2.01.       Assumption of Obligations.

(a) The Guarantor hereby expressly assumes as of the Effective Date all of the rights and obligations of the Issuer under the Base Indenture and under the Senior Debt Securities.

(b) Upon such assumption, the Guarantor as of the Effective Date (i) shall be substituted for, and shall be bound by every obligation of, the Issuer under the Base Indenture and under the Senior Debt Securities and shall be entitled to exercise every right and power of the Issuer under the Base Indenture and under the Senior Debt Securities, with the same effect as if the Guarantor had been named as the “Issuer” for purposes of the Base Indenture and the Senior Debt Securities and (ii) shall be released from all of its obligations under the Guarantee.

Section 2.02. Release of Issuer. Upon the assumption by the Guarantor of all of the rights and obligations of the Issuer pursuant to Section 2.01 hereof, the Issuer as of the Effective Date (i) shall be released from its liabilities under the Base Indenture and under the Senior Debt Securities as obligor on the Senior Debt Securities, (ii) shall cease to be a party to the Base Indenture and an obligor on the Senior Debt Securities and (iii) shall release the Trustee from any and all claims it may have on the Trustee under the Indenture, as supplemented or amended from time to time.

Section 2.03. Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Base Indenture.

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Article 3

MISCELLANEOUS

Section 3.01.    Effect of this Supplemental Indenture; Ratification and Integral Part. This Supplemental Indenture shall become effective upon its execution and delivery. Except as amended and supplemented hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. This Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 3.02.       Notice to Guarantor. Any notice required to be given to the Guarantor under Section 1.05 of the Indenture may be delivered via facsimile at + 44 8456042836, Attention: the Treasurer. Any notice hereunder given by facsimile shall be deemed to be received when in the ordinary course of transmission, it would be received.

Section 3.03.       Responsibility for Recitals, Etc. The recitals herein shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.04.       Priority. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 3.05.       Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, except that the authorization and execution by the Issuer and the Guarantor of this Supplemental Indenture shall be governed by, and construed in accordance with, the laws of England and Wales.

Section 3.06.    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.07.    Entire Agreement. This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Base Indenture set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

ABBEY NATIONAL TREASURY SERVICES PLC

By: /s/ Svjetlana Lugonjic

Name: Svjetlana Lugonjic

Title: Authorized Person

SANTANDER UK PLC

By: /s/ Amaya Mazaira

Name: Amaya Mazaira

Title: Authorized Person

THE BANK OF NEW YORK MELLON,

as Trustee

By: /s/ Maria Bertolin

Name: Maria Bertolin

Title: Authorised Signatory

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